UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2006

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01   Other Events.

On October 9, 2006, the Company issued a press release announcing that the Company has retired approximately $36 million in debt, which was used to finance four strategic acquisitions made between November 1999 and November 2000, freeing up approximately $1 million in cash flows annually.  The Company simultaneously announced that the Company’s Board of Directors approved a stock repurchase program with this increase in cash flow.   The program authorizes the Company to utilize up to $960,000 per year to repurchase its outstanding common stock, in such amounts and at such prices and times as the Company’s management deems appropriate.  The stock repurchase program is described in greater detail in the press release, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.  The foregoing description of the press release is qualified in its entirety by reference to such Exhibit.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Press Release dated October 9, 2006 entitled “XETA Technologies Announces Retirement of Acquisition Debt; Approval of Stock Repurchase Program.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: October 10, 2006	By:	/s/ Robert B. Wagner

Robert B. Wagner, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 9, 2006 entitled “XETA Technologies, Inc. Announces Retirement of Acquisition Debt; Approval of Stock Repurchase Program”.